Exhibit 23.01

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements and Post Effective Amendments of Lehman Brothers Holdings Inc. on Form S-3 File Nos. 33-53651, 33-56615, 33-58548, 33-62085, 33-65674, 333-14791, 333-30901, 333-38227, 333-44771, 333-50197, 333-60474, 333-61878, 333-64899, 333-75723, 333-76339 and 333-108711-01 and on Form S-8 File Nos. 33-53923, 333-07875, 333-57239, 333-59184, 333-68247, 333-110179 and 333-110180 and Registration Statements and Post Effective Amendments of Lehman Brothers Inc. on Form S-3 File Nos. 333-51913, 333-08319, 033-63613, 033-28381, 002-95523 and 002-83903, and in the related Prospectuses, of our reports dated February 14, 2005, with respect to the consolidated financial statements and financial statement schedule of the Company, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Company, included in this Annual Report on Form 10-K for the year ended November 30, 2004.

Ernst & Young LLP

New York, New York

February 16, 2005